UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 17, 2008 (January 11, 2008)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Dan Road, Canton, MA	02021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2008, Network Engines, Inc. (the “Company”) entered into Executive Retention Agreements (the “Retention Agreements”) with the following executive officers of the Company (collectively, the “Executives”):

Mr. Gregory A. Shortell, President, Chief Executive Officer, Director

Mr. Douglas G. Bryant, Chief Financial Officer, Treasurer and Secretary

Mr. Hugh W. Kelly, Vice President, Worldwide Marketing

Mr. Kevin J. Murphy Jr., Chief Technology Officer

Mr. Richard P. Graber, Vice President, Operations

These Retention Agreements are not employment contracts and do not specify any terms or conditions of employment.  They provide for certain severance benefits to the Executives in the event their employment is terminated under specified circumstances, including those following a Change in Control of the Company, as defined in the Retention Agreements.

The Retention Agreements take effect upon execution and expire on the earlier of (a) December 31, 2010 or (b) the termination of the Executive’s employment with the Company prior to the occurrence of a Change in Control; provided that it is subject to automatic one-year extensions unless prior notice of termination is given by the Company. The Executives are entitled to the severance benefits provided for therein if a Change in Control occurs during the terms of their respective Agreements and such Executive’s employment is terminated under specified circumstances within 12 months after such Change in Control and the Executives are entitled to the severance benefits provided for therein if such Executive’s employment is terminated without a Change in Control.

In general the Retention Agreements provide each of the Executives with specified severance benefits ranging between nine and eighteen months of their salary at a specified rate, medical and dental benefits, and accelerated vesting of all outstanding stock options of the Executive if a Change of Control occurs during the term of their respective agreements and such Executive’s employment is terminated under specified circumstances within 12 months after such Change in Control.

The Retention Agreements also generally provide each of the Executives with specified severance benefits ranging between four and twelve months of their salary at a specified rate and medical and dental benefits if such Executive’s employment is terminated without a Change in Control.

Mr. Shortell’s Retention Agreement replaces in its entirety his previous Severance Terms Agreement dated January 9, 2006.

The foregoing description is subject to, and qualified in its entirety by, the Retention Agreements filed as exhibits hereto and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

99.1	Executive Retention Agreement with Mr. Gregory A. Shortell

99.2	Executive Retention Agreement with Mr. Douglas G. Bryant

99.3	Executive Retention Agreement with Mr. Hugh W. Kelly

99.4	Executive Retention Agreement with Mr. Kevin J. Murphy Jr.

99.5	Executive Retention Agreement with Mr. Richard P. Graber

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES INC

Date: January 17, 2007	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary